21250 Hawthorne Blvd., Suite 800 Torrance, CA 90503 Tel 310.214.0065 Fax 310.214.0075 www.emmauslifesciences.com

February 6, 2017

Joseph Moscato

Generex Biotechnology Corporation

President & Chief Executive Officer

4145 North Service Road, Suite 200

Burlington, Ontario

Canada L7L 6A3

Dear Mr. Moscato,

Reference is made to that binding Letter of Intent dated January 16, 2017 between Emmaus Life Sciences, Inc. ("Emmaus") and Generex Biotechnology Corporation ("Generex") (the "LOI").

The LOI at section 1.c provides that Generex shall pay One Million Five Hundred Thousand Dollars ($1,500,000) to Emmaus within three (3) weeks of January 16, 2017, which is today, February 6, 2017. You have informed us that Generex will not be able to make this payment, which constitutes a breach of the LOI by Generex.

At your request, we have agreed to waive the breach of the LOI for a period of ten days, until February 16, 2017. The foregoing waiver shall not be deemed or constitute a waiver of any of the other provisions of the LOI, whether or not similar to such clause, nor shall the foregoing waiver constitute a continuing waiver extending beyond February 16, 2017.

Sincerely,

Chairman & CEO, EMMAUS LIFE SCIENCES, INC.